Exhibit 99.1

FOR IMMEDIATE RELEASE

Prime Meridian Holding Company Reports

FOURTH QUARTER AND yEAR END 2023 RESULTS

TALLAHASSEE, FL – January 29, 2024 (GLOBE NEWSWIRE) – Prime Meridian Holding Company (OTCQX: PMHG), the parent bank holding company for Prime Meridian Bank, today announced unaudited financial results for the quarter and year ended December 31, 2023.  The Company reported net earnings of $1,830,000, or $0.56 per basic and $0.55 per diluted share, for the quarter ended December 31, 2023, compared to $2,642,000, or $0.83 per basic and diluted share, for the quarter ended December 31, 2022.  The Company reported net earnings of $8,708,000 or $2.71 per basic and $2.68 per diluted share, for the year ended December 31, 2023 compared to net earnings of $9,681,000 or $3.07 per basic and $3.03 per diluted share, for the year ended December 31, 2022.

The Company also announced that its Board of Directors declared an annual cash dividend of $0.25 per share of the Company's common stock.  The dividend is payable on February 29, 2024 to shareholders of record on February 9, 2024.

“As Prime Meridian starts its sixteenth year in February, let's look at how far we’ve come,” said Sammie D. Dixon, Jr., Vice Chairman, President and CEO of the Company and the Bank.  “We are knocking on the door of becoming a $1 billion bank – built on years of organic growth. And we have achieved this in markets dominated by national competitors and much older institutions,” he continued.

“Was last year challenging?  You bet … and for all banks," he added.  "A national liquidity shrinkage and a weak economic outlook made 2023 interesting. The Fed rolled out rate increases at a pace unprecedented in recent memory."

"Since March of 2022, the industry has withstood 11 rate hikes totaling 525 bps - with a full 1.5 percentage point increase since December, 2022," Dixon reminded.  These moves resulted in balance sheet shifts for most financial institutions, including Prime Meridian.  On the deposit side some clients made moves to alternative higher-yielding investments.  Loan balances were up 9.5% even as activity slowed from previous years and many borrowers adopted a wait-and-see attitude.

"Inflationary pressures – and higher rates than we’ve seen in years -- dampened mortgage activity though that appears to be easing,” Dixon said.

“All the while we remained focused on tuning our engines, making system improvements, and bringing in new efficiencies to handle the needs that are coming," he said.  “We focus on the positives created over the last 15 years.”

“We have a team and a culture whose reputation for service is something clients recognize and appreciate. And it’s this team that will take us to the next level,” he said. “In times like these you better believe culture matters.”

“I am as excited about the future now as the day we opened the Bank,” said Dixon.

Fourth Quarter and Year End Highlights - Prime Meridian Holding Company and Subsidiary (Unaudited)
(dollars in thousands except per share amounts)

	2023	2022	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Net earnings	$8,708	$9,681	$1,830	$2,120	$2,257	$2,501	$2,642
Book value per share	$24.53	$21.19	$24.53	$22.91	$23.25	$22.81	$21.19
Earnings per share - Basic	$2.71	$3.07	$0.56	$0.66	$0.71	$0.79	$0.83
Earnings per share - Diluted	$2.68	$3.03	$0.55	$0.66	$0.70	$0.78	$0.83
Weighted-average basic shares outstanding	3,209,924	3,154,866	3,259,247	3,214,323	3,189,353	3,175,807	3,164,211
Weighted-average diluted shares outstanding	3,251,080	3,193,774	3,299,212	3,235,920	3,201,531	3,210,012	3,198,744
Return on average assets(1)	1.07%	1.14%	0.87%	1.03%	1.10%	1.23%	1.27%
Return on average equity(1)	11.91	14.77	9.85	11.31	12.31	14.20	16.36
Average yield on earning assets(1)	5.15	3.78	5.40	5.21	4.98	4.78	4.59
Net interest margin(1)	3.79	3.44	3.61	3.68	3.78	3.92	3.98
Efficiency ratio(2)	58.72	54.42	59.99	61.45	57.84	55.72	54.56
Nonperforming assets/total assets(3)	0.40	0.09	0.40	0.19	0.17	0.17	0.09

(1) Quarterly ratios have been annualized on a 30/360 basis.

(2) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.

(3) Nonperforming assets include loans greater than 90 days past due and nonaccrual loans.

•	Book value per share increased $1.62, or 7.1%, since the linked quarter and $3.34, or 15.8%, since the fourth quarter of 2022.
•	For 2023, the return on average assets was 1.07% and the return on average equity was 11.91%, compared to 1.14% and 14.77%, respectively, in 2022.
•	Pre-tax pre-provision return on assets was 1.58% and pre-tax pre-provision return on equity was 17.65% in 2023, compared to 1.60% and 20.79%, respectively, in 2022. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 12.
•	Historically, the Company has maintained a stable efficiency ratio and reported an efficiency ratio of 58.72% for the full year 2023.
•	Gross loan balances increased $56.3 million, or 9.5%, since December 31, 2022 with most growth occurring in commercial real estate and residential real estate loans.
•	Total deposits increased 2.3%, or $17.2 million, to $748.7 million in 2023. Growth in time deposits offset decreases in other account categories.
•	At December 31, 2023, available secured and unsecured borrowing capacity was $176.1 million through various sources including the Federal Home Loan Bank of Atlanta (FHLB) and lines of credit with several banks. When combined with maximum available brokered and wholesale funding capacity of $213.6 million, off-balance sheet funding sources total $389.7 million.
•	At December 31, 2023, on balance sheet liquidity was $146.8 million, consisting of cash and cash equivalents and unpledged debt securities at fair value. Total liquidity sources of $536.5 million represent 71.7% of total deposits.
•	The Bank remains well capitalized with a Tier 1 Leverage ratio of 10.15% and a Total Risk Based Capital Ratio of 14.03%.
•	At December 31, 2023, if all held-to-maturity securities are adjusted to fair value, the tangible common equity ratio decreases from 9.36% to 9.24%. This is considered a non-GAAP financial measure and additional information, including a reconciliation, can be found on page 13.

Earnings Summary (Unaudited)

(dollars in thousands)

				Change 4Q'23 vs.		For the Year Ended December 31,
	4Q'23	3Q'23	4Q'22	3Q'23	4Q'22	2023	2022	% Change
Net interest income	$7,253	$7,187	$7,858	0.9%	(7.7)%	$29,348	$27,961	5.0%
Credit loss expense	707	175	289	304.0	144.6	1,450	890	62.9
Noninterest income	492	499	429	(1.4)	14.7	1,895	1,934	(2.0)
Noninterest expense	4,646	4,723	4,521	(1.6)	2.8	18,345	16,268	12.8
Income taxes	562	668	835	(15.9)	(32.7)	2,740	3,056	(10.3)
Net earnings	$1,830	$2,120	$2,642	(13.7)%	(30.7)%	$8,708	$9,681	(10.1)%

Net Interest Income (Unaudited)

(dollars in thousands)

				Change 4Q'23 vs.		For the Year Ended December 31,
	4Q'23	3Q'23	4Q'22	3Q'23	4Q'22	2023	2022	% Change
Interest income:
Loans	$9,658	$9,019	$7,653	7.1%	26.2%	$35,291	$26,221	34.6%
Debt securities	921	919	938	0.2	(1.8)	3,698	2,938	25.9
Other	287	244	477	17.6	(39.8)	937	1,581	(40.7)
Total interest income	10,866	10,182	9,068	6.7%	19.8%	39,926	30,740	29.9%
Interest expense:
Deposits	3,351	2,691	1,137	24.5%	194.7%	9,492	2,579	268.0%
FHLB advances and other borrowings	262	304	73	(13.8)	258.9	1,086	200	443.0
Total interest expense	3,613	2,995	1,210	20.6	198.6	10,578	2,779	280.6
Net interest income	$7,253	$7,187	$7,858	0.9%	(7.7)%	$29,348	$27,961	5.0%

Since March 2022, the Federal Open Market Committee ("FOMC") has raised the target federal funds rate eleven times, or 525 basis points.  This rising rate environment was a key contributing factor to the financial performance of the Company and the banking industry in general in 2023. The Company reported net interest income of $7.3 million for the fourth quarter of 2023, an increase of $66,000, or 0.9%, from the linked quarter as revenue generated from loan growth and loan repricing outpaced higher interest expense. Compared to the fourth quarter of 2022, net interest income decreased $605,000, or 7.7%, as higher yields on interest-earning assets and loan growth were more than offset by a higher cost of funds.  Average earnings assets were up 3.0% over the linked quarter and 1.8% over the fourth quarter of 2022 while the yield on average earning assets was 5.40% (4Q'23), compared to 5.21% (3Q'23) and 4.59% (4Q'22). The average cost of funds has risen from 0.64% in 4Q'22 to 1.90% in 4Q'23, reflecting the rising rate environment and a change in funding mix.  Over the past twelve months, there has been a shift away from noninterest-bearing and lower cost deposits toward higher cost money-market and time deposit accounts and other funding sources such as FHLB advances. The Company's net interest margin ("NIM") for the fourth quarter of 2023 was 3.61%, compared to 3.68% (3Q'23) and 3.98% (4Q'22).

Net interest income in 2023 increased 5.0%, or $1.4 million, as higher yields on interest-earning assets and loan growth during the year outpaced the impact of a higher cost of funds and a higher level of borrowings.  Average earning assets decreased 4.7%, or $37.9 million, year-over-year, while average total deposits declined $62.8 million, or 8.1%. The decrease in average deposits reflects both a migration of deposits to higher paying investment alternatives outside the Bank and a general reduction in excess liquidity in the banking system. The Company's cost of funds for 2023 was 1.44% compared to 0.36% in 2022.  The Company's NIM for 2023 was 3.79% compared to 3.44% for the same period a year ago.

Provision for Credit Losses

The provision for credit loss expense was $707,000 for the quarter and $1.45 million for the year ending December 31, 2023.  The allowance for credit losses to total loans was 0.86% at December 31, 2023 compared to 1.20% at December 31, 2022.  The Company adopted ASC 326 Current Expected Credit Losses ("CECL") January 1, 2023 which resulted in a $2.6 million decrease to the allowance for credit losses at the time of adoption.  Provision expense for both the quarter and year ended December 31, 2023 primarily reflects specific reserves required by several new individually evaluated loans, followed by loan growth of $17.9 million during the fourth quarter and $56.3 million during the year, and environmental factors reflecting a greater number of past due loans in the residential mortgage sector during the fourth quarter.

Noninterest income (Unaudited)

(dollars in thousands)

				Change 4Q'23 vs.		For the Year Ended December 31,
	4Q'23	3Q'23	4Q'22	3Q'23	4Q'22	2023	2022	% Change
Service charges and fees on deposit accounts	$96	$92	$83	4.3%	15.7%	$357	$302	18.2%
Debit card/ATM revenue, net	136	137	136	(0.7)	-	573	540	6.1
Mortgage banking revenue, net	102	121	53	(15.7)	92.5	352	473	(25.6)
Income from bank-owned life insurance	99	100	94	(1.0)	5.3	389	379	2.6
Other income	59	49	63	20.4	(6.3)	224	240	(6.7)
Total noninterest income	$492	$499	$429	(1.4)%	14.7%	$1,895	$1,934	(2.0)%

Noninterest income remained relatively flat with the linked quarter and was up $63,000, or 14.7%, over the fourth quarter of 2022.  Compared to the same period a year ago, a $49,000, or 92.5%, increase in mortgage banking revenue and a $13,000, or 15.7%, increase in service charges and fees on deposit accounts were the key drivers of the 14.7% increase in noninterest income  Comparing the full years of 2023 and 2022, the $121,000, or 25.6%, decline in mortgage banking revenue, partially offset by a $55,000, or 18.2%, increase in service charges and fees on deposit account were the primary drivers of a 2.0% overall decline in noninterest income.

Noninterest expense (Unaudited)

(dollars in thousands)

				Change 4Q'23 vs.		For the Year Ended December 31,
	4Q'23	3Q'23	4Q'22	3Q'23	4Q'22	2023	2022	% Change
Salaries and employee benefits	$2,813	$2,864	$2,862	(1.8)%	(1.7)%	$11,172	$9,627	16.0%
Occupancy and equipment	412	427	404	(3.5)	2.0	1,647	1,621	1.6
Professional fees	143	149	114	(4.0)	25.4	559	514	8.8
Marketing	215	215	218	-	(1.4)	903	793	13.9
FDIC assessment	85	104	57	(18.3)	49.1	360	360	-
Software maintenance, amortization and other	302	341	325	(11.4)	(7.1)	1,214	1,162	4.5
Other	676	623	541	8.5	25.0	2,490	2,191	13.6
Total noninterest expense	$4,646	$4,723	$4,521	(1.6)%	2.8%	$18,345	$16,268	12.8%

Operating expenses were down $77,000, or 1.6%, from the linked quarter, mostly attributed to lower expenses for salaries and employee benefits, FDIC assessment, and software, maintenance, amortization and other, partially offset by higher other noninterest expense, which is mostly deposit related operating and fraud expenses.  Compared to the fourth quarter a year ago, the $125,000, or 2.8%, increase in noninterest expense is mostly due to higher other noninterest expense (mainly deposit related operating and fraud expenses), higher professional fees, and higher FDIC assessment expense, partially offset by slightly lower salaries and employee benefits expense.

Operating expenses increased $2.1 million, or 12.8%, in 2023 over the prior year with 74.4% of that increase driven by the $1.5 million increase in salaries and employee benefits.  The Company reported 110 FTEs at December 31, 2023 compared to 107 FTEs at December 31, 2022.  In addition to slightly higher headcount, the increase in salaries is attributed to annual raises that were effective March 1, 2023, general wage inflation, and a decline in deferred loan costs due to lower loan production in 2023. The $110,000 increase in marketing stems primarily from business development activities including a client appreciation campaign in the fourth quarter.  Nearly a third of the $299,000, or 13.6%, increase in other noninterest expense is attributed to the aforementioned deposit related operating and fraud expenses.

Financial Condition

At December 31, 2023, the Company reported $854.5 million in total assets, $748.7 million in deposits, and $646.1 million in net portfolio loans. This compares to $815.2 million in total assets, $731.5 million in deposits, and $588.7 million in net portfolio loans at December 31, 2022.

The majority of the Company's debt securities are categorized as available-for-sale ("AFS") and carried on the balance sheet at fair value.  At December 31, 2023, the $10.5 million in unrealized losses on these AFS securities are fully reflected on the balance sheet as an after-tax reduction to equity capital of $7.8 million. The portfolio also includes $11.9 million in securities classified as held-to-maturity ("HTM") with a fair value of $10.4 million. HTM securities consist of U.S. agency mortgage-backed securities and municipal securities, each of which is expected to recoup any unrealized losses over its holding period as the debt securities move to maturity. Management believes that the Company has ample liquidity and available borrowing capacity to support holding these securities until maturity.

Gross loans increased $56.3 million, or 9.5%, since December 31, 2022 with commercial real estate and residential real estate loans reporting the largest dollar volume increases.  At December 31, 2023, the allowance for credit losses of $5.6 million, represented 0.86% of gross loans compared to $7.1 million, or 1.20% of gross loans, at December 31, 2022.  The adoption of CECL on January 1, 2023 resulted in a $2.6 million decrease in the allowance for credit losses in the first quarter of 2023.

Prime Meridian Holding Company and Subsidiary

Loans by Class

(dollars in thousands)

	December 31, 2023		December 31, 2022
	Unaudited		Audited
	Amount	% of Total	Amount	% of Total
Commercial real estate	$223,795	34.3%	$202,263	34.0%
Residential real estate and home equity	254,574	39.1	224,211	37.6
Construction	81,640	12.5	75,151	12.6
Commercial	85,983	13.2	86,308	14.5
Consumer	5,936	0.9	7,698	1.3
Total loans	651,928	100.0%	595,631	100.0%

Net deferred loan (fees) costs	(192)		229
Allowance for credit losses	(5,609)		(7,145)
Loans, net	$646,127		$588,715

Deposit balances increased $17.2 million, or 2.3%, since December 31, 2022, with declining balances in all categories, except time deposits.  Time deposit account balances increased $42.3 million since December 31, 2022, with $20 million of that increase attributed to public funds.  We continue to monitor our deposits closely in this challenging rate environment.

Federal Home Loan Bank advances totaled $15.0 million at December 31, 2023 with a weighted average interest rate of 4.5%. Deposit inflows during the third and fourth quarter enabled the $20.0 million reduction in FHLB borrowings from the highpoint ($35.0 million) reported at June 30, 2023.

Total stockholders’ equity was $80.0 million, or 9.36% of total assets, at December 31, 2023, compared to $67.1 million at December 31, 2022, or 8.23% of total assets.  Retained earnings, a $2.2 million favorable change in the accumulated other comprehensive loss balance, and a $1.9 million tax-effected change resulting from the adoption of CECL were the primary contributors to higher equity and offset common stock dividends of $698,000 ($0.22 per common share).  At December 31, 2023, book value per share was $24.53 with 3,259,881 common shares outstanding.

As of December 31, 2023, the Bank was considered to be “well capitalized” with a Tier 1 Leverage Capital Ratio of 10.15%, a 13.18% Common Equity Tier 1 Capital Ratio, a 13.18% Tier 1 Risk-Based Capital Ratio, and a 14.03% Total Risk-Based Capital Ratio.  The Company maintains a $15 million, 5-year revolving Line of Credit, enhancing its liquidity sources to support the ongoing capital needs of the Bank. The Line of Credit matures in August 2025 and currently has a zero outstanding balance.  As of December 31, 2023, the Company reported $15 million in FHLB advances, a $10 million decrease from September 30, 2023. Borrowed funds represented only 1.9% of total liabilities at December 31, 2023 and interest expense totaled $1.1 million for FHLB advances and other borrowings in 2023.

Asset Quality

At December 31, 2023, the Bank had twelve nonperforming loans totaling $3.4 million. The balance of nonperforming loans at December 31, 2023 was divided among residential and home equity loans (60%); commercial loans (23%) and construction loans (17%). During 2023, charge-offs totaled $433,000 while recoveries totaled $53,000. The ratio of nonperforming assets as a percentage of total assets was 0.40%.   The Company adopted CECL effective January 1, 2023 which resulted in a $2.6 million ($1.9 million tax-effected) decrease in the allowance for credit losses.  Management believes that the allowance for credit losses which was $5.6 million, or 0.86% of gross loans, at December 31, 2023 is adequate.

About Prime Meridian Holding Company

Headquartered in Tallahassee, Florida, Prime Meridian Holding Company (OTCQX: PMHG) offers a broad range of banking services through its wholly owned subsidiary, Prime Meridian Bank, a Florida state-chartered non-member bank. Founded in 2008, the Bank now serves the Tallahassee and Lakeland/Winter Haven Metropolitan Statistical Areas (MSA), including clients in North and Central Florida as well as South Georgia and South Alabama. The Bank currently has four Florida locations: two in Tallahassee, Florida, one in Crawfordville, Florida, and one in Lakeland, Florida. As of December 31, 2023, the Bank had 110 full-time equivalent employees. For more information about Prime Meridian Holding Company, please visit www.primemeridianbank.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements involve risk and uncertainty and a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

About Non-GAAP Financial Measures

Certain financial measures and ratios we present including "pre-tax, pre-provision ("PTPP") net earnings," "PTPP return on average common equity," "PTPP return on average assets," and "adjusted average loan yield" are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). We refer to those financial measures and ratios as "non-GAAP financial measures." We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present, and future periods.

These non-GAAP measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures is included at the end of the financial statement tables.

Tables Follow

Prime Meridian Holding Company and Subsidiary

Condensed Consolidated Statements of Earnings (Unaudited)

(in thousands except per share amounts)

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Interest income:
Loans	$9,658	$9,019	$8,570	$8,044	$7,653
Debt securities	921	919	925	933	938
Other	287	244	184	222	477
Total interest income	10,866	10,182	9,679	9,199	9,068
Interest expense:
Deposits	3,351	2,691	1,917	1,533	1,137
FHLB advances and other borrowings	262	304	409	111	73
Total interest expense	3,613	2,995	2,326	1,644	1,210
Net interest income	7,253	7,187	7,353	7,555	7,858
Credit loss expense	707	175	325	243	289
Net interest income after credit loss expense	6,546	7,012	7,028	7,312	7,569

Noninterest income:
Service charges and fees on deposit accounts	96	92	84	85	83
Debit card/ATM revenue, net	136	137	149	151	136
Mortgage banking revenue, net	102	121	75	54	53
Income from bank-owned life insurance	99	100	96	94	94
Other income	59	49	59	57	63
Total noninterest income	492	499	463	441	429

Noninterest expense:
Salaries and employee benefits	2,813	2,864	2,743	2,752	2,862
Occupancy and equipment	412	427	399	409	404
Professional fees	143	149	132	135	114
Marketing	215	215	250	223	218
FDIC assessment	85	104	87	84	57
Software maintenance, amortization and other	302	341	294	277	325
Other	676	623	616	575	541
Total noninterest expense	4,646	4,723	4,521	4,455	4,521
Earnings before income taxes	2,392	2,788	2,970	3,298	3,477
Income taxes	562	668	713	797	835
Net earnings	$1,830	$2,120	$2,257	$2,501	$2,642

Basic earnings per common share	$0.56	$0.66	$0.71	$0.79	$0.83

Diluted earnings per common share	0.55	0.66	0.70	0.78	0.83

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Statements of Earnings
(in thousands, except per share amounts)

	Year Ended December 31,
	2023	2022
	Unaudited	Audited
Interest income:
Loans	$35,291	$26,221
Debt securities	3,698	2,938
Other	937	1,581
Total interest income	39,926	30,740
Interest expense:
Deposits	9,492	2,579
FHLB advances and other borrowings	1,086	200
Total interest expense	10,578	2,779
Net interest income	29,348	27,961
Credit loss expense	1,450	890
Net interest income after credit loss expense	27,898	27,071
Noninterest income:
Service charges and fees on deposit accounts	357	302
Debit card/ATM revenue, net	573	540
Mortgage banking revenue, net	352	473
Income from bank-owned life insurance	389	379
Other income	224	240
Total noninterest income	1,895	1,934
Noninterest expense:
Salaries and employee benefits	11,172	9,627
Occupancy and equipment	1,647	1,621
Professional fees	559	514
Marketing	903	793
FDIC assessment	360	360
Software maintenance, amortization and other	1,214	1,162
Other	2,490	2,191
Total noninterest expense	18,345	16,268
Earnings before income taxes	11,448	12,737
Income taxes	2,740	3,056
Net earnings	$8,708	$9,681

Earnings per common share:
Basic	$2.71	$3.07
Diluted	2.68	3.03
Cash dividends per common share(1)	0.22	0.18

(1) Annual cash dividends were paid during the first quarters of 2023 and 2022.

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Balance Sheets
(in thousands)

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Assets
Cash & cash equivalents	$28,416	$22,404	$21,799	$22,714	$39,788
Debt securities available for sale	124,475	123,838	126,792	129,748	129,436
Debt securities held to maturity	11,850	11,838	11,827	11,816	11,805
Loans, held for sale	5,288	5,182	6,614	8,105	7,058
Loans, net	646,127	628,974	614,744	606,128	588,715
Federal Home Loan Bank stock	1,283	1,758	1,895	1,045	463
Premises & equipment, net	7,476	7,613	7,746	7,893	8,022
Right of use lease asset	2,823	2,879	2,934	2,989	3,044
Accrued interest receivable	3,114	2,671	2,713	2,623	2,385
Bank-owned life insurance	16,921	16,822	16,722	16,626	16,532
Other real estate owned	-	117	-	-	-
Other assets	6,755	7,889	7,253	6,570	7,924
Total Assets	$854,528	$831,985	$821,039	$816,257	$815,172

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$189,426	$193,439	$189,362	$199,492	$197,987
Savings, NOW and money-market deposits	476,826	451,492	450,820	466,202	493,439
Time deposits	82,436	77,876	62,646	51,542	40,109
Total Deposits	748,688	722,807	702,828	717,236	731,535
Other borrowings	-	-	-	1,725	4,275
FHLB Advances	15,000	25,000	35,000	15,000	-
Official checks	2,377	717	1,114	1,671	4,090
Operating lease liability	3,013	3,062	3,111	3,159	3,208
Other liabilities	5,474	5,612	4,816	4,790	5,011
Total Liabilities	774,552	757,198	746,869	743,581	748,119
Total Stockholders' Equity	79,976	74,787	74,170	72,676	67,053
Total Liabilities and Stockholders' Equity	$854,528	$831,985	$821,039	$816,257	$815,172

Prime Meridian Holding Company and Subsidiary
Condensed Consolidated Average Balance Sheets (Unaudited)
(in thousands)
	4Q'23			3Q'23			4Q'22
		Interest			Interest			Interest
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets:
Loans(1)	$643,222	$9,577	5.96%	$620,297	$8,939	5.76%	$588,727	$7,561	5.14%
Loans held for sale	5,730	81	5.65	5,850	80	5.47	7,845	92	4.69
Debt securities	134,694	921	2.74	137,731	919	2.67	142,205	938	2.64
Other(2)	20,901	287	5.49	17,398	244	5.61	51,585	477	3.70
Total interest-earning assets	804,547	$10,866	5.40%	781,276	$10,182	5.21%	790,362	$9,068	4.59%
Noninterest-earning assets	40,288			42,065			38,550
Total assets	$844,835			$823,341			$828,912

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$459,949	$2,620	2.28%	$449,396	$2,089	1.86%	$494,146	$1,052	0.85%
Time deposits	79,937	731	3.66	73,071	602	3.30	39,519	85	0.86
Total interest-bearing deposits	539,886	3,351	2.48	522,467	2,691	2.06	533,665	1,137	0.85
FHLB advances and other borrowings	21,361	262	4.91	24,582	304	4.95	4,180	73	6.99
Total interest-bearing liabilities	561,247	$3,613	2.57%	547,049	$2,995	2.19%	537,845	$1,210	0.90%
Noninterest-bearing deposits	198,669			192,686			217,401
Noninterest-bearing liabilities	10,601			8,644			9,088
Stockholders' equity	74,318			74,962			64,578
Total liabilities and stockholders' equity	$844,835			$823,341			$828,912

Net earning assets	$243,300			$234,227			$252,517
Net interest income		$7,253			$7,187			$7,858
Interest rate spread(3)			2.83%			3.02%			3.69%
Net interest margin(4)			3.61%			3.68%			3.98%

	For the Year Ended December 31,
	2023			2022
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
(dollars in thousands)	Balance	Dividends	Rate	Balance	Dividends	Rate
Interest-earning assets:
Loans(1)	$613,059	$34,938	5.70%	$537,304	$25,803	4.80%
Loans held for sale	6,769	353	5.21	9,852	418	4.24
Debt securities	137,066	3,698	2.70	126,102	2,938	2.33
Other(2)	18,106	937	5.18	139,614	1,581	1.13
Total interest-earning assets	775,000	$39,926	5.15%	812,872	$30,740	3.78%
Noninterest-earning assets	40,813			39,400
Total assets	$815,813			$852,272

Interest-bearing liabilities:
Savings, NOW and money-market deposits	$456,263	$7,681	1.68%	$518,777	$2,315	0.45%
Time deposits	61,893	1,811	2.93	42,536	264	0.62
Total interest-bearing deposits	518,156	9,492	1.83	561,313	2,579	0.46
FHLB advances and other borrowings	20,127	1,086	5.40	4,016	200	4.98
Total interest-bearing liabilities	538,283	$10,578	1.97%	565,329	$2,779	0.49%
Noninterest-bearing deposits	193,896			213,570
Noninterest-bearing liabilities	10,540			7,824
Stockholders' equity	73,094			65,549
Total liabilities and stockholders' equity	$815,813			$852,272

Net earning assets	$236,717			$247,543
Net interest income		$29,348			$27,961
Interest rate spread (3)			3.18%			3.29%
Net interest margin(4)			3.79%			3.44%

(1) Includes nonaccrual loans

(2) Other interest-earning assets includes federal funds sold, interest-bearing deposits and Federal Home Loan Bank stock.

(3) Interest rate spread is the difference between total interest-earning asset yield and the rate paid on total interest-bearing liabilities.

(4) Net interest margin is net interest income divided by total average interest-earning assets, annualized on a 30/360 basis.

(5) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Financial Highlights (Unaudited)
(dollars in thousands except per share amounts)

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Per Share Data:
Earnings per common share - Basic	$0.56	$0.66	$0.71	$0.79	$0.83
Earnings per common share - Diluted	$0.55	$0.66	$0.70	$0.78	$0.83
Book value per common share	$24.53	$22.91	$23.25	$22.81	$21.19
Common shares outstanding	3,259,881	3,263,733	3,190,052	3,185,765	3,164,491
Weighted-average basic common shares outstanding	3,259,247	3,214,323	3,189,353	3,175,807	3,164,211
Weighted-average diluted common shares outstanding	3,299,212	3,235,920	3,201,531	3,210,012	3,198,744

Selected Performance Ratios and Other Data:
Return on average assets(1)	0.87%	1.03%	1.10%	1.23%	1.27%
Return on average equity(1)	9.85	11.31	12.31	14.20	16.36
Average yield on earning assets	5.40	5.21	4.98	4.78	4.59
Net interest margin(2)	3.61	3.68	3.78	3.92	3.98
Efficiency ratio(3)	59.99	61.45	57.84	55.72	54.56
Noninterest expense/average assets(1)	2.20	2.29	2.21	2.20	2.18

Asset Quality Data:
Nonaccrual loans	$2,335	$1,112	$1,391	$1,348	$343
Loans 90 days past due and still accruing	1,110	367	-	-	404
Other real estate owned	-	117	-	-	-
Total nonperforming assets	3,445	1,596	1,391	1,348	747
Nonperforming assets/total assets	0.40%	0.19%	0.17%	0.17%	0.09%
Loans 30-89 days past due	$5,353	$1,060	$826	$2,414	$2,900
Total loans	651,928	633,982	619,465	610,792	595,631
Loans 30-89 days past due/total loans	0.82%	0.17%	0.13%	0.40%	0.49%
Net charge-offs/average loans (1)	-	0.03	0.23	-	-

Capital Ratios:
Tier 1 Leverage Capital Ratio (Company)	10.29%	10.34%	10.14%	9.93%	9.09%
Common Equity Tier 1 Capital Ratio (Company)	13.37	13.42	13.22	12.82	12.25
Tier 1 Risk-Based Capital Ratio (Company)	13.37	13.42	13.22	12.82	12.25
Total Risk-Based Capital Ratio (Company)	14.22	14.19	13.97	13.58	13.39
Tangible Common Equity Ratio(4) (Company)	9.36	8.99	9.03	8.90	8.23

Tier 1 Leverage Capital Ratio (Bank)	10.15	10.18	9.98	10.13	9.70
Common Equity Tier 1 Capital Ratio (Bank)	13.18	13.23	13.00	13.07	12.90
Tier 1 Risk-Based Capital Ratio (Bank)	13.18	13.23	13.00	13.07	12.90
Total Risk-Based Capital Ratio (Bank)	14.03	13.99	13.76	13.83	14.04
Tangible Common Equity Ratio(4) (Bank)	9.22	8.84	8.87	9.10	8.73

(1) Annualized on a 30/360 basis
(2) Net interest margin is net interest income divided by total average interest-earning assets, annualized.
(3) Efficiency Ratio represents noninterest expense divided by the sum of net interest income plus noninterest income.
(4) Tangible Common Equity Ratio is a non-GAAP financial measure. For additional information, including a reconciliation to GAAP, please refer to page 13.

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation (Unaudited)
(dollars in thousands except per share amounts)

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Net Income
Net earnings (GAAP)	$1,830	$2,120	$2,257	$2,501	$2,642
Plus: Provision (credit) for credit losses	707	175	325	243	289
Plus: income taxes	562	668	713	797	835
PTPP(1) net earnings (non-GAAP)	$3,099	$2,963	$3,295	$3,541	$3,766

Earnings per Share (EPS)
Weighted average common shares, diluted	3,299,212	3,235,920	3,201,531	3,210,012	3,198,744
EPS, diluted (GAAP)	$0.55	$0.66	$0.70	$0.78	$0.83
PTPP(1) EPS, diluted (non-GAAP)	$0.94	$0.92	$1.03	$1.10	$1.18

Return on Average Assets (ROAA)(2)
Average assets	$844,835	$823,341	$817,669	$810,508	$828,912
ROAA (GAAP)	0.87%	1.03%	1.10%	1.23%	1.27%
PTPP(1) ROAA (non-GAAP)	1.47%	1.44%	1.61%	1.75%	1.82%

Return on Average Equity (ROAE)(2)
Average equity	$74,318	$74,962	$73,347	$70,456	$64,578
ROAE (GAAP)	9.85%	11.31%	12.31%	14.20%	16.36%
PTPP(1) ROAE (non-GAAP)	16.68%	15.81%	17.97%	20.10%	23.33%

(1)Pre-tax, pre-provision

(2) Annualized on a 30/360 basis

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation (Unaudited)
(dollars in thousands except per share amounts)

	4Q'23	3Q'23	2Q'23	1Q'23	4Q'22
Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$646,127	$628,974	$614,744	$606,128	$588,715
Less PPP loans	(36)	(41)	(48)	(181)	(191)
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$646,091	$628,933	$614,696	$605,947	$588,524

Average loans, excluding loans held for sale	$643,222	$620,297	$613,318	$602,022	$588,727
Less average PPP loans	(38)	(45)	(175)	(185)	(195)
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$643,184	$620,252	$613,143	$601,837	$588,532

Interest on loans, excluding loans held for sale	$9,577	$8,939	$8,465	$7,958	$7,561
Less interest income and earned fee income on PPP loans	-	-	(4)	3	(1)
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$9,577	$8,939	$8,461	$7,961	$7,560
Growth rate over linked quarter	7.1%	5.6%	6.3%	5.3%	14.5%

Average loan yield, excluding loans held for sale (GAAP)	5.96%	5.76%	5.52%	5.29%	5.14%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.96%	5.76%	5.52%	5.29%	5.14%

Tangible Common Equity Ratio (Company)
Stockholders' Equity (GAAP)	$79,976	$74,787	$74,170	$72,676	$67,053
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$79,976	$74,787	$74,170	$72,676	$67,053

Total Assets (GAAP)	$854,528	$831,985	$821,039	$816,257	$815,172
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$854,528	$831,985	$821,039	$816,257	$815,172
Tangible Common Equity Ratio (non-GAAP)	9.36%	8.99%	9.03%	8.90%	8.23%

Tax-effected adjustment of losses in HTM securities portfolio (non-GAAP)	$1,114	$1,624	$1,063	$1,118	$1,409
Tangible Assets adjusted for HTM securities at fair value (non-GAAP)	853,414	830,361	819,976	815,139	813,763
Tangible Equity adjusted for HTM securities at fair value (non-GAAP)	78,862	73,163	73,107	71,558	65,644
Tangible Common Equity Ratio Adjusted (non-GAAP)	9.24%	8.81%	8.92%	8.78%	8.07%

Tangible Common Equity Ratio (Bank)
Stockholders' Equity (GAAP)	$78,763	$73,514	$72,816	$74,287	$71,125
Less: Intangibles	-	-	-	-	-
Tangible Stockholders' Equity (non-GAAP)	$78,763	$73,514	$72,816	$74,287	$71,125

Total Assets (GAAP)	$854,494	$831,830	$820,921	$816,173	$815,142
Less: Intangibles	-	-	-	-	-
Tangible Assets (non-GAAP)	$854,494	$831,830	$820,921	$816,173	$815,142
Tangible Common Equity Ratio (non-GAAP)	9.22%	8.84%	8.87%	9.10%	8.73%

Prime Meridian Holding Company and Subsidiary
Non-GAAP Measures and Ratio Reconciliation Annual Pre-Tax Pre-Provision Calculation Unaudited)
(dollars in thousands except per share amounts)

	For the Year Ended December 31,
	2023	2022	2021	2020	2019
Net Income
Net earnings (GAAP)	$8,708	$9,681	$8,347	$4,458	$3,542
Plus: Provision (credit) for credit losses	1,450	890	(104)	2,850	1,131
Plus: income taxes	2,740	3,056	2,517	1,295	1,092
PTPP(1) net earnings (non-GAAP)	$12,898	$13,627	$10,760	$8,603	$5,765

Earnings per Share (EPS)
Weighted average common shares, diluted	3,251,080	3,193,774	3,142,482	3,134,124	3,159,635
EPS, diluted (GAAP)	$2.68	$3.03	$2.66	$1.42	$1.12
PTPP(1) EPS, diluted (non-GAAP)	$3.97	$4.27	$3.42	$2.74	$1.82

Return on Average Assets (ROAA)
Average assets	$815,813	$852,272	$751,576	$595,363	$456,797
ROAA (GAAP)	1.07%	1.14%	1.11%	0.75%	0.78%
PTPP(1) ROAA (non-GAAP)	1.58%	1.60%	1.43%	1.45%	1.26%

Return on Average Equity (ROAE)
Average equity	$73,094	$65,549	$65,179	$57,386	$53,172
ROAE (GAAP)	11.91%	14.77%	12.81%	7.77%	6.66%
PTPP(1) ROAE (non-GAAP)	17.65%	20.79%	16.51%	14.99%	10.84%

Adjusted Average Loan Yield:
Net loans, excluding loans held for sale	$646,127	$588,715	$490,198	$476,661	$337,710
Less PPP loans	(36)	(191)	(15,172)	(66,774)	-
Adjusted net loans, excluding loans held for sale and PPP (non-GAAP)	$646,091	$588,524	$475,026	$409,887	$337,710

Average loans, excluding loans held for sale	$613,059	$537,304	$480,606	$429,802	$309,350
Less average PPP loans	(108)	(3,061)	(50,315)	(55,529)	-
Adjusted average loans, excluding loans held for sale and PPP (non-GAAP)	$612,951	$534,243	$430,291	$374,273	$309,350

Interest on loans, excluding loans held for sale	$34,938	$25,803	$22,598	$19,553	$15,884
Less interest income and earned fee income on PPP loans	(2)	(776)	(3,358)	(1,725)	-
Adjusted interest on loans, excluding loans held for sale and PPP (non-GAAP)	$34,936	$25,027	$19,240	$17,828	$15,884

Average loan yield, excluding loans held for sale (GAAP)	5.70%	4.80%	4.70%	4.55%	5.13%
Adjusted average loan yield, excluding loans held for sale and PPP (non-GAAP)	5.70%	4.68%	4.47%	4.76%	5.13%

(1) Pre-tax, pre-provision

CONTACT:	Clint F. Weber, Chief Financial Officer and Executive Vice President
(850) 907-2300
Prime Meridian Holding Company
Website: www.primemeridianbank.com